                                                                  Exhibit 11.1

                        INTELLIQUEST INFORMATION GROUP, INC.
              STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  For the Three Months Ended
                                                         June 30, 1998
                                             -------------------------------------
                                                           Weighted
                                                            Average
                                               Income        Shares      Per-Share
                                             (Numerator)  (Denominator)    Amount
                                             -----------  -------------  ---------
Basic EPS
  Net loss available to common stockholders    $  (267)       8,452       $  (.03)
                                                                          -------
                                                                          -------
Effect of Dilutive Securities
  Options                                                        (A)
                                               -------        -----
Diluted EPS                                    $  (267)       8,452       $  (.03)
                                               -------        -----       -------
                                               -------        -----       -------


                                                  For the Three Months Ended
                                                         June 30, 1997
                                             -------------------------------------
                                                           Weighted
                                                            Average
                                               Income        Shares      Per-Share
                                             (Numerator)  (Denominator)    Amount
                                             -----------  -------------  ---------
Basic EPS
  Net income available to common
    stockholders                               $   814        8,348       $   .10
                                                                          -------
                                                                          -------
Effect of Dilutive Securities
  Options                                                       212
                                               -------        -----
Diluted EPS                                    $   814        8,560       $   .09
                                               -------        -----       -------
                                               -------        -----       -------

(A) Due to the net loss in the second quarter of 1998, diluted weighted average shares excludes the effect of dilutive securities.

                        INTELLIQUEST INFORMATION GROUP, INC.
              STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   For the Six Months Ended
                                                         June 30, 1998
                                             -------------------------------------
                                                           Weighted
                                                            Average
                                               Income        Shares      Per-Share
                                             (Numerator)  (Denominator)    Amount
                                             -----------  -------------  ---------
Basic EPS
  Net loss available to common stockholders    $(2,636)       8,468      $   (.31)
                                                                         --------
                                                                         --------
Effect of Dilutive Securities
  Options                                                        (A)
                                               -------        -----
Diluted EPS                                    $(2,636)       8,468      $   (.31)
                                               -------        -----       -------
                                               -------        -----       -------


                                                   For the Six Months Ended
                                                         June 30, 1997
                                             -------------------------------------
                                                           Weighted
                                                            Average
                                               Income        Shares      Per-Share
                                             (Numerator)  (Denominator)    Amount
                                             -----------  -------------  ---------
Basic EPS
  Net income available to common
    stockholders                               $ 1,397        8,343       $   .17
                                                                          -------
                                                                          -------
Effect of Dilutive Securities
  Options                                                       212
                                               -------        -----
Diluted EPS                                    $ 1,397        8,555       $   .16
                                               -------        -----       -------
                                               -------        -----       -------

(A) Due to the net loss in the six months ended June 30, 1998, diluted weighted average shares excludes the effect of dilutive securities.


                                      25